EXHIBIT 2.5

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON ADVICE TO THE CORPORATION BY ITS COUNSEL THAT REGISTRATON IS NOT REQUIRED FOR SUCH SALE, ASSIGNMENT OR TRANSFER.

THE TRANSFER OF THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF IS SUBJECT TO COMPLIANCE WITH THE CONDITIONS SPECIFIED BELOW, AND NO TRANSFER OF THIS WARRANT OR SUCH SHARES SHALL BE VALID UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.

                          AMERICAN ENERGY SERVICES INC.

                          COMMON STOCK PURCHASE WARRANT

                                                                       NO.  OO1A

     THIS IS TO CERTIFY THAT, for value received, Wm. H. Murphy & Co., Inc. (the "Holder"), upon due exercise of this Warrant, is entitled to purchase from American Energy Services Inc., a Texas corporation (the "Company"), before the close of business on December 31, 2000 (the "Expiration Date"), all or any part of 310,098 shares of fully paid and non-assessable Common Stock, $.001 par value, of the Company (the "Common Stock"), at a purchase price per share (the "Initial Purchase Price") computed pursuant to Section 1 below, both the Initial Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant being subject to possible adjustment as provided below.

     This Warrant is hereinafter called the "Warrant" and the shares of Common Stock issuable upon exercise hereof are hereinafter called the "Warrant Shares." The term "Warrant" shall also include other warrants granted by the Company on the date of grant of this Warrant, and the term "Warrant Shares" shall also include shares issuable upon exercise thereof.

     1. INITIAL PURCHASE PRICE. The Initial Purchase Price per share of Common Stock under this Warrant will be at the par value.

     2. EXERCISE OF WARRANT. The Holder of this Warrant may, at any time on or after December 31, 1995, and on or before the Expiration Date, exercise this Warrant in whole or in part from time to time for the purchase of the shares of Common Stock which such Holder is then entitled to purchase hereunder at the Purchase Price (as hereinafter defined). In order to exercise this Warrant in whole or in part, the Holder hereof shall deliver to the Company (a) a written notice of such Holder's election to exercise this Warrant, which notice shall specify the number of whole shares of Common Stock to be purchased, (b) payment of the aggregate purchase price of the shares of Common Stock being purchased by certified or cashier's check, and (c) this Warrant; provided however, that, in case the issuance of such shares shall not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), the Company may require that such Holder furnish to the Company a written statement that such Holder is purchasing such shares for such Holder's own account for investment and not with a view to the distribution thereof and that none of such shares will be offered or sold in violation of the provisions of the Securities Act. Upon receipt of the notice of exercise,, the payment and surrender of this Warrant, the Company shall, as promptly as practicable, execute or cause to be executed and deliver to such Holder a certificate or certificates representing the aggregate number of shares of Common Stock specified in such notice. The stock certificate or certificates so delivered shall be in the denomination of 100 shares each or such other denominations as may be specified in such notice and shall be registered in the name of such Holder or, subject to Section 4, such other name as shall be designated in such notice.

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     No fractional shares of Common Stock are to be issued upon the exercise of this Warrant. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to such Holder a new warrant evidencing the rights of such Holder to purchase the remaining shares of Common Stock called for by this Warrant, which new warrant shall in all other respects be identical with this Warrant, or, at the request of such Holder, appropriate notation may be made on this Warrant and the same returned to such Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation,, execution and delivery of stock certificates under this Section, except that, in case such stock certificates to be registered in a name or names other than the name of the Holder of this Warrant, all stock transfer taxes payable upon the execution and delivery of such stock certificate or certificates shall be paid by the Holder hereof at the time of delivering the notice of exercise mentioned above. In such case, the Holder hereof shall deliver with such notice of exercise evidence, satisfactory to the Company, that such taxes have been paid.

     The Company represents, warrants and agrees that all shares of Common Stock issuable upon any exercise of this Warrant shall be validly authorized and issued, fully paid and non-assessable.

     This Warrant shall not entitle the Holder hereof to any of the rights of a stockholder of the Company.

     3. TRANSFER, DIVISION AND COMBINATION. Subject to the provisions of Section 4, this Warrant is transferable in the same manner and with the same effect as in the case of a negotiable instrument payable to a specified person. The Company, however, may treat the registered Holder hereof as the owner hereof for all purposes until this Warrant shall have been surrendered for transfer as hereinafter provided. Upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant duly executed by the Holder hereof or his agent or attorney, the Company shall, subject to
Section 4, execute and deliver a new warrant or warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled.

     This Warrant may subject to Section 4, be divided or combined with other warrants upon presentation hereof at the principal once of the Company, together with a written notice specifying the names and denominations in which new warrants are to be issued signed by the Holder or his agent or attorney. Subject to compliance with the preceding paragraph and with Section 4, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new warrant or warrants in exchange for the warrant or warrants to be divided or combined in accordance with such notice.

     The Company shall pay all expenses, taxes and other charges payable in connection with the preparation execution and delivery of warrants under this Section.

     4. RESTRICTIONS ON TRANSFER; COMPLIANCE WITH SECURITIES ACT; REGISTRATION RIGHTS.

     (a) This Warrant and the related Warrant Shares shall not be transferable except upon the conditions specified in this Section, which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act or any applicable state securities laws in respect of the transfer of such Warrant or such Warrant Shares.

     (b) By acceptance of this Warrant, the Holder of this Warrant agrees, prior to any transfer or attempted transfer of such Warrant or the related Warrant Shares, to give written notice to the Company of such Holder's intention to effect such transfer. The notice shall describe the manner and circumstances of the proposed transfer in detail and shall contain an undertaking by the Holder to furnish such other information as may be required to enable the Company's counsel to render the opinions referred to below, and shall give the identity and address of the Holder's counsel. The Holder shall submit a copy of the notice

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     (c) to the counsel designated in the notice and the Company shall submit a copy thereof to its counsel, and the following provisions shall apply:

     (i) If, in the opinion of both the Company's and the Holder's counsel, the proposed transfer of the Warrant or Warrant Shares may be effected without registration of the Warrant or Warrant Shares under the Securities Act, the Company shall, as promptly as practicable, so notify the Holder who will then be entitled to transfer the Warrant or Warrant Shares in accordance with the terms of the notice delivered by the Holder to the Company.

     (ii) If, in the opinion of either the Company's or the Holder's counsel, the proposed transfer of the Warrant or Warrant Shares may not be effected without registration of the Warrant or Warrant Shares under the Securities Act, the Company shall, as promptly as practicable, so notify the Holder, and the Company shall not be obligated to effect the proposed transfer, except pursuant to an offering registered under the Securities Act.

     (c) If the Company shall file a registration statement under the Securities Act in connection with a proposed offering of its securities for cash through underwriters (other than a registration statement on Form 5-8), the Company shall give written notice thereof to the Holder of this Warrant. Upon written notice from the Holder, received by the Company within the time period (not fewer than ten (10) days) specified in such notice, that the Holder desires that Warrant Shares to be acquired upon exercise of this Warrant be included in such registration statement (which request shall specify the number of Warrant Shares which such Holder desires to include in such registration statement), the Company shall use its best efforts to include all or a portion of the Warrant Shares in such registration statement, as a part of such underwriting, subject to such conditions as may be determined by the managing underwriter. If, however, the Company and such managing underwriter conclude before the effectiveness of such registration statement that to include all or part of the Warrant Shares requested by the Holder in such registration would be detrimental to the offering of securities by the Company, the number of Warrant Shares to be included in the registration may be reduced (or eliminated) to the extent deemed appropriate in the sole discretion of the Company, in good faith, after using its best efforts to include all or as many as possible of the Warrant Shares requested by the Holder.

     With respect to any registration of Warrant Shares under the Securities Act pursuant to Subsection (c) of this Section, the Company shall pay all expenses incurred by it in effecting such registration (including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and expenses of special audits incident to or required by any such registration); PROVIDED HOWEVER, that the Company shall not be required to pay (i) the fees and expenses of counsel or other advisors for the Holder, (ii) underwriting discounts and commissions relating to any of the Warrant Shares to be registered or (iii) premiums on insurance required by any underwriter insofar as such premiums relate to the offering of Warrant Shares.

     (d) It shall be a condition precedent to the obligation of the Company to take any action pursuant to Subsection (c) of this Section that the Holder of the Warrant Shares to be registered under each such registration shall furnish to the Company such information regarding the securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request in connection with the action to be taken by the Company.

     In no event shall the Company be required (i) to amend any registration statement filed pursuant to Subsection (c) of this Section after it has become effective, or to amend or supplement any prospectus to permit the continued disposition of the securities registered under any registration statement or
(ii) to execute a general consent to service in process or to qualify to do business in any state in connection with the qualification of the Warrant Shares for sale under state securities laws.

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     (e) In the event of any registration of any of its securities under the
Securities Act pursuant to this Section, the Company shall indemnity and hold harmless the seller of such securities and each other person, if any, who controls such seller within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such seller or controlling person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. In addition, the Company shall reimburse such seller and each such controlling person for any legal or any other expenses reasonably incurred by such seller or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Company shall not, however, be obligated under this Subsection (e) to indemnity or reimburse any person to the extent that such loss, claim, damage or liability arises out of or is based upon an untrue statement, alleged untrue statement, omission or alleged omission made in a registration statement, preliminary or final prospectus, or any amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the seller or the controlling person specifically for use in the preparation thereof. If the offering pursuant to any such registration statement is made through underwriters, the Company agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnity such underwriters and each person who controls such underwriters within the meaning of the Securities Act. In the event of any registration by the Company of any of its securities under the Securities Act pursuant to this Section, each seller of the securities so registered will indemnity and hold harmless the Company, each other person, if any, who controls the Company within the meaning of the Securities Act and each officer and director of the Company to the same extent that the Company agrees to indemnity it, but only with respect to the written information relating to such seller furnished to the Company by such seller as aforesaid.

     (f) Each certificate for Warrant Shares issued upon exercise of this Warrant shall bear a legend to the effect that the Warrant Shares may not be transferred except upon compliance with the provisions of this Section 4, and each certificate for Warrant Shares transferred pursuant to Subsection (b)(i) of this Section shall also bear such a legend unless, in the opinion of counsel for the Company, such a legend is not required.

     (g) The Holder hereby covenants and agrees with the Company as follows:

     (i) The Holder acknowledges being informed that this Warrant or the Warrant Shares must be held by the Holder indefinitely unless the Warrants or Warrant Shares are registered for sale by the Holder under the Securities Act or an exemption from such registration is available. The Holder understands that any routine sale of the Warrant Shares made in reliance upon Rule 144 promulgated under the Securities Act can be made only in limited amounts after the expiration of a period of two years from the date of receipt of the Warrant Shares and otherwise in accordance with the terms and conditions of Rule 144, and further understands that in the event that the exemption from registration provided by Rule 144 is not available, compliance with some other exemption under the Securities Act will be required in the absence of registration.

     (ii) The Company may instruct its transfer agents not to transfer any of the Warrant Shares unless the transfer agents have been advised by the Company or otherwise have been satisfied that the Holder has complied with the provisions above-described.

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    (iii) The Holder understands that the Company has not covenanted and is not obligated to furnish a registration statement under the Securities Act covering the Warrants or the Warrant Shares, to file a notification under any regulations promulgated pursuant to the Securities Act with respect to the Warrants or the Warrant Shares, or to take any other action that would make available an exemption from registration, except as set forth in Section 4(b). The Company covenants and agrees that it will use its best efforts to make publicly available, from time to time, such information as will permit the Holder to comply with the requirements of Rule 144 relating to current public information, that it will upon request furnish the Holder a written certificate relating to its compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended, and the regulations and rules thereunder and that it will otherwise cooperate in good faith with the Holder in connection with any sale under Rule 144.

     5. Adjustment of Purchase Rights.

     (a) As used herein:

    (i) "Purchase Price" at any time shall mean the price per share of Common Stock of the Company at which at any time this Warrant shall be exercisable (including the Initial Purchase Price) in accordance with the provisions hereof.

     (ii) "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Company without limit as to the amount or percentage, provided however, that the term "Warrant Shares" shall mean only the Common Stock of the Company authorized at the date of this Warrant and stock of any other class into which such presently authorized Common Stock may hereinafter have been changed. In case by reason of the operation of this
Section 5 this Warrant shall be exercisable for any other shares of stock or other securities or property of the Company or of any other corporation, any reference herein to the exercise of this Warrant shall be deemed to refer to and include the exercise of this Warrant for such other shares of stock or other securities or property.

     (iii) "Additional Stock" shall mean any Common Stock (including shares held in treasury) issued after the date hereof except for Warrant Shares.

     (b) If any of the following events occurs at any time or from time to time prior to the expiration of this Warrant by exercise or by its terms, the indicated adjustments shall be made in the Purchase Price (as in effect at the time of such event and from time to time thereafter), and in the number of shares of Common Stock or the class of securities purchasable upon any exercise of this Warrant, as appropriate:

     (i) If the Company shall issue any Additional Stock, then the number of shares purchasable under this Warrant immediately prior to the issue of such Additional Stock shall immediately be increased so that the number of shares purchasable under this Warrant shall bear the same ratio to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Stock as the number of shares purchasable under this Warrant immediately prior to the issuance of such Additional Stock bears to the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Stock, and the Purchase Price in effect immediately prior to the issuance of such additional Stock shall immediately be reduced so that the aggregate Purchase Price of all shares of Common Stock purchasable under this Warrant immediately after the issuance of such Additional Stock shall be equal to the aggregate Purchase Price of all shares of Common Stock purchasable under this Warrant immediately prior to the issuance of such Additional Stock.

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     (ii) If the Company subdivides its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such division shall be proportionately reduced, and the number of shares purchasable under this Warrant shall be proportionately increased. Conversely, if the outstanding shares of Common Stock of the Company are in any manner combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares purchasable under this Warrant shall be proportionately reduced.

     (iii) If the Company declares any dividend on its Common Stock payable in stock or other securities of the Company or of any other corporation, or in property or otherwise than in cash, to the holders of its Common Stock, the Holder of this Warrant shall, without additional cost, be entitled to receive upon any exercise of this Warrant, in addition to the Common Stock to which the Holder would otherwise be entitled, the number of shares of stock or other securities or property which the Holder would have been entitled to receive if he had been a Holder immediately prior to the record date for such dividend of the number of shares of Common Stock purchased pursuant to such exercise, which number of shares of stock or other securities and the purchase price therefor shall be subject to adjustment pursuant to the provisions of this Section 5 from and after such record date.

     (iv) If there occurs any recapitalization or reclassification of the Common Stock of the Company or any merger of the Company and one or more other corporations with the Company as the surviving corporation, as a result of which holders of the Company's Common Stock receive other stock, securities or property in lieu of or in addition to, but on account of their Common Stock, the Holder of this Warrant upon any exercise after the record date for determination of stockholders entitled to such other stock, securities or property, shall receive, in lieu of or in addition to any shares of Common Stock of the Company, the proportionate shares of all stock, securities or other property issued, paid or delivered for or on all of the Common Stock of the Company as would have been allocable to the shares of Common Stock that would have been purchased pursuant to such exercise of this Warrant if such exercise had been made immediately prior to such record date, which number of shares of stock or other securities and the purchase price therefor shall be subject to adjustment pursuant to the provisions of this Section 5 from and after such record date.

     (v) If there occurs any merger or consolidation of the Company with or into another corporation so that another corporation is the surviving or resulting corporation, or if there occurs any sale of substantially all of the assets of the Company or any similar transaction, the Holder of this Warrant shall have the right to exercise this Warrant with respect to the kind and amount of stock or other securities and property received by reason of such consolidation, merger or sale of assets by a Holder of the number of shares which might have been purchased upon exercise of this Warrant immediately prior to such consolidation, merger or sale of assets, and the amount of such stock or other securities and the purchase price therefor shall be subject to adjustment pursuant to the provisions of this Section 5 from and after such consolidation, merger or sale of assets. The Company shall not enter into any agreement for any such consolidation, merger or sale, or any similar transaction, unless such agreement contains adequate provisions guaranteeing the right of the Holder of this Warrant under this Section 5(b)(v),

     6. SPECIAL AGREEMENTS OF THE COMPANY.

     (a) The Company covenants and agrees that it will reserve and set apart and have at all times a number of shares of authorized but un-issued Common Stock deliverable upon the exercise of the Warrants or any other rights or privileges provided for therein sufficient to enable it at any time to fulfill all of its obligations thereunder; and if at any time the number of authorized but un-issued shares of Common Stock shall not be sufficient to effect the exercise of the Warrants at the Purchase Price then in effect, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but un-issued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

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     As a condition precedent to the taking of any action which would cause an adjustment reducing the then prevailing Purchase Price below the then par value, if any, per share of the Common Stock issuable upon exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue its Common Stock at the adjusted Purchase Price upon conversion of this Warrant in accordance with the provisions of this Section 6.

     If any shares of the Company reserved or to be reserved for the purpose of exercise of this Warrant require registration or qualification with or approval of any governmental authority under any Federal or State law before such shares may be validly issued upon exercise, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be, PROVIDED HOWEVER, that this provision shall not require the Company to endeavor to secure such registration, qualification or approval in order to enable any person to sell or distribute this Warrant or any Common Stock received upon exercise of this Warrant.

     The Company covenants that all shares of Common Stock which may be issued upon exercise of this Warrant will be upon issuance fully paid and non-assessable and, except as set forth herein, the Company will pay all taxes, liens and charges with respect to the issuance thereof.

     (b) Whenever the number of shares purchasable under this Warrant or the Purchase Price shall be adjusted as required by the provisions of Section 5 hereof, the Company shall forthwith mail a notice setting forth the adjusted Purchase Price and the adjusted number of Warrant Shares for which this Warrant is exercisable to the registered Holder of this Warrant at his last address as it shall appear on the registration books, but failure to give or receive such notice, or any defects therein, or in the mailing thereof, shall not affect such adjustment in Purchase Price or number of Warrant Shares,

     (c) In case the Company proposes:

     (i) to pay any stock dividend upon the Common Stock, make any distribution (other than ordinary cash dividends payable out of earnings) or offer any subscription or other rights to the Holders of Common Stock;

     (ii) to effect any capital reorganization or reclassification of capital stock of the Company; or

     (iii) to effect the consolidation merger, sale of all or substantially all of the assets, liquidation, dissolution or winding up of the Company; then the Company shall cause notice of any such intended action to be given to the Holder of this Warrant not less than twenty (20) nor more than forty (40) days prior to the date on which such capital reorganization, reclassification, consolidation, merger, sale, liquidation, dissolution or winding up shall be effected, as the case may be.

     7. NOTICES. Any notice or other document required or permitted to be given or delivered to the Holder of this Warrant and the Warrant Shares shall be sent by certified or registered mail to the address shown on this Warrant or such other address as shall have been famished to the Company in writing by such Holder. Any notice or other document required or permitted to be given or delivered to the Company shall be sent by certified or registered mail to the principal office of the Company at 7311 OLD GALVESTON ROAD, HOUSTON, Texas 77234, attention of the President, or such other address as shall have been furnished to the Holder of Warrants and Holders of Warrant Shares by the Company.

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     8. LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its President and its Secretary.

                                    AMERICAN ENERGY SERVICES, INC., a
                                    TEXAS CORPORATION

                                    By:_____________________________
                                        PAT S. ELLIOTT, PRESIDENT

ATTEST:

________________________
LARRY ELLIOTT, SECRETARY

DATE:   MARCH __, 1998

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                                   ASSIGNMENT

         TO BE EXECUTED BY THE REGISTERED HOLDER IF HE DESIRES TO
                          TRANSFER THE WARRANT


FOR VALUE RECEIVED,____________________ hereby sells, assigns and transfers unto _________________________ the right to purchase _____________________ evidenced by the within Warrant, and does hereby irrevocably constitute and appoint Attorney to transfer the said Warrant on the books of the Company with full power of substitution.

                                    _______________________________
                                    Signature

                                    _______________________________
                                    Print Name


                                    _______________________________

                                    _______________________________
                                    Address

Dated: _______, ____


In the presence of:

____________________


                                     NOTICE

     The signature of the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

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                                SUBSCRIPTION FORM

            TO BE EXECUTED BY THE REGISTERED HOLDER IF HE DESIRES TO
                              EXERCISE THE WARRANT

      The undersigned hereby exercises the right to purchase _______________ covered by this Warrant according to the conditions thereof and herewith makes payment of the Purchase Price for such in full.

                                    _______________________________
                                    Signature

                                    _______________________________
                                    Print Name


                                    _______________________________

                                    _______________________________
                                    Address

Date: _______, ____

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